Exhibit 3.7





                                     BYLAWS
                                       OF
                            CANYON STATE CORPORATION
                              A NEVADA CORPORATION





                                    ARTICLE I
                                     OFFICES




Section 1. Principal Executive office.

The principal executive office of the corporation shall be located at such place as the board of directors shall from time to time determine.

Section 2. Other Offices.

Other offices may at any time be established by the board of directors at any place or places either within or without the State of Nevada.


ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings.

All meetings of shareholders shall be held at the principal executive office of the corporation or at any other place within or without the State of Nevada which may be designated either by the board of directors or by the stockholders in accordance with these bylaws.

Section 2. Annual Meetings.

The board of directors by resolution shall designate the time, place and date (which shall be in the case of the first annual meeting, not more than thirteen
(13) months after the organization of the corporation and, in the case of all other annual meetings, no more than thirteen (13) months after the date of the last annual meeting)' of the annual meeting of the shareholders for the election of directors and the transaction of any other proper business.





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Section 3. Special Meetings.

Special meetings of the shareholders, for the purpose of taking any action which is within the powers of the shareholders, may, be called by the chairman of the board, or by the president, or by the board of directors, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting.

Section 4. Notice of Meetings of Shareholders.

(a) Written notice of each meeting of shareholders, whether annual or special, shall be given to each shareholder entitled to vote thereat, either personally or by first class mail or other means of written communication, charges prepaid, addressed to such shareholder at the address of such shareholder appearing on the books of the corporation or given by such shareholder to the corporation for the purpose of notice. if any notice addressed to the shareholder at the address of such shareholder appearing an the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice to all other shareholders. If no address appears on the books of the corporation or is given by the shareholder to the corporation for the purpose of notice, notice shall be, deemed to have been given to such shareholder if given either personally or by first class mail or other means of written communication addressed to the place where the principal executive office of the corporation is located, or if published at least once in a newspaper of general circulation in the county in which the principal executive office is located.

b) All such notices shall be given not less than ten (10) days nor more than sixty (60) days before the meeting to each shareholder entitled to vote thereat. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of the corporation shall be prima facie evidence of the giving of the notice.




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(c) All such notices shall state the place,  date,  hour of such meeting and the general nature of the business to be transacted at such meeting, and no other business may be transacted thereat. In the case of an annual meeting" such notice shall also state those matters which the board of directors at the time of the mailing of the notice intends to present for action by the shareholders. Any proper matter may be presented at an annual meeting of shareholders though not stated in the notice, provided that unless the general nature of a proposal to be approved by the shareholders relating to the following matters is stated in the notice or a written waiver of notice, any such shareholder approval will require unanimous approval of all shareholders entitled to vote:

      (1) A proposal to approve a' contract or other transaction between the corporation and one or more of its directors or any corporation, firm or association in which one or more of its directors has a material financial interest or is also a director;

          (2)  A proposal to amend the articles of incorporation;

          (3)  A proposal to approve the principal terms of a reorganization:

          (4)  A proposal to wind up and dissolve the corporation;

          (5)  If  the   corporation   has  both  preferred  and  common  shares
               outstanding and the corporation is in the

process of winding up, a proposal to adopt a plan of distribution of shares, obligations or securities of any other corporation or assets other than money which is not in accordance with the liquidation rights of the preferred shares as specified in the articles.

(d) The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

(e) Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the chairman of the board, president, vice president or secretary by any person (other than the board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the



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meeting,  not less than  thirty-five  (35) nor more than  sixty  (60) days after receipt of the request.



Section 5. Quorum.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a I quorum.

Section 6. Adjourned Meetings and Notice
Thereof.

(a) Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by vote of a majority of the shares, the holders of which are either present in person or by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting, except as provided in Section 5 of this Article 11.

(b) When a shareholders' meeting is adjourned to another time or place, except as provided in this subsection (b), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. if the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.




Section 7. Voting.

(a)  Voting Rights of Shares and Shareholders.

(1) Except as provided in Section 78.330 of the General Corporation Law (Election of Directors) and except as may be otherwise provided in the articles of incorporation of this corporation, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote of shareholders.

(2) Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the



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proposal and refrain from voting the  remaining  shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.




(b)  Record Date Requirements.

(1) In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other la,4ful action, the board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.


(2) If no record date is fixed:

(a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day preceding the day an which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The re-card date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day an which the first written consent is given.

(c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

(3) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.









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(4)  Shareholders  at the close of business  an the record date are  entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles or by agreement or in the General Corporation Law.


(c) Voting of Shares by Fiduciaries, Receivers,
Pledgeholders and Minors.


(1) Subject to subdivision (3) of subsection
(d) hereof, shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.


(2) Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.


(3) Subject to the provisions of Section 10 and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.


(4) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the corporation.


(5) If authorized to vote the shares by the power of attorney by which the attorney in fact was appointed, shares held by or under 'the control of an attorney in fact may be voted and the corporation may treat all rights incident thereto as exercisable by the attorney in fact, in person or by proxy, without the transfer of the shares into the name of the attorney in fact.




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(d)  Voting of shares by Corporations.


(1) Shares of this corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.


(2) Shares of this corporation owned by a subsidiary of this corporation shall not be entitled to vote an any matter.


(3) Shares of this corporation held by this corporation in a fiduciary capacity,, and any of its shares held in a fiduciary capacity by a subsidiary of this corporation, shall not be entitled to vote on any matter, except to the extent that the settler or beneficial owner possesses and exercises a right to vote or to give this corporation or the subsidiary of this corporation binding instructions as to how to vote such shares.


(a)  Voting of Shares Owned of Record by Two or More Persons.


(1) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:


(a) If only one votes, such act binds all;








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(b)  If more than one vote, the act of the majority so voting binds all;

(c) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.


If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.


(f)  Election of Directors; cumulative voting.


(1) Every shareholder complying with subdivision (2) and entitled to vote in any election of directors may cumulate such shareholder's votes and give one (1) candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholders's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.


(2) No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one (1) shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.


(3) In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld shall have no legal effect.


(4) Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.



Section 8.  Waiver of Notice and Consent of
            Absentees.


The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and


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notice,  if a quorum is  present  either in person or by proxy,  and if,  either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such 'meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law or these bylaws to be included in the notice but was not so included if such objection is expressly made at the meeting, provided however, that any person making such objection at the beginning of the meeting or to the consideration of matters required to be but not included in the notice may orally withdraw such objections at the meeting or thereafter waive such objection by signing a written waiver thereof or a consent to the holding of the meeting or the consideration of the matters or an approval of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any annual or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except that the general nature of the proposals specified in subdivisions (1) through (5) of subsection (c) of Section 4 of this
Article II, shall be so stated.




Section 9. Action Without a Meeting.


(a) Any action, except election of directors, which, under any provision of the General Corporation Law may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, and without prior notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


(b) Unless the consents of all shareholders entitled to vote have been solicited in writing.


(1) Notice of any shareholder approval without a meeting, by less than unanimous written consent, of, (i) a contract or other transaction between the corporation and one or more of its directors or any corporation,




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firm  or  association  in  which  one or more of its  directors  has a  material financial interest or is also a director, (ii) indemnification of an agent of the corporation as authorized by Section 16, of Article III, of these bylaws,
(iii) a reorganization of the corporation as defined the General Corporation Law, or (iv) the distribution of shards, obligations or securities of any other corporation or assets other than money which is not in accordance with the liquidation rights of preferred shares if the corporation is in the process of winding up, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and


(2) Prompt notice shall be given of the taking of any other corporate action including the filling of a vacancy on the board of directors approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 4 of Article II of these bylaws.


(c) Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may riot do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.




Section 10.  Proxies.


(a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of this division shall be presumptively valid.


(b) No proxy shall be valid after the expiration of six (6) months from the date thereof unless otherwise provided in the proxy which in no case shall exceed seven (7) years from the date of its execution. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and



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presented to the meeting, or As to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.


(c) A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.


(d) Except when other provision shall have been made by written agreement between the parties, the recordholder of shares which such person holds as pledgee or otherwise as security or which belong to another shall issue to the pledgor or to the owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.


(e) A proxy which states that it is irrevocable is irrevocable for the period specified therein (notwithstanding subsection. (c)) when it is held by any of the following or a nominee of any of the following:


(1)  A pledgee;


(2) A person who has purchased or agreed to purchase or holds an option to purchase the shares or a person who has sold a portion of such person's shares in the corporation to the maker of the proxy;


(3) A creditor or creditors of the corporation or the shareholder who extended or continued credit to the corporation or the shareholder in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing credit;


(4) A person who has contracted to perform services as an employee of the corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for; or


(5) A beneficiary of a trust with respect to shares held by the trust.


Notwithstanding the period of irrevocability specified, the proxy becomes revocable when the pledge is



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redeemed,  the option or  agreement to purchase is  terminated  or the seller no longer owns any shares of the corporation or dies, the debt of the corporation or the shareholder is paid, the period of employment provided for in the contract of employment has terminated, or the person ceases to be a beneficiary of the trust. In addition to the foregoing subdivisions (1) through (4), a proxy may be made irrevocable (notwithstanding subsection (c)) if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events which, by its terms discharge the obligations secured by it.


(f) A proxy may be revoked notwithstanding a provision making it irrevocable, by a transferee of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears on the certificate representing such shares,


Section 11.  Inspectors of Election.


(a) In advance of any meeting of shareholders, the board of directors may appoint any persons as inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed, at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.


(b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.


(c) The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. if there are three (3) inspectors of election, the decision,






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act or  certificate  of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made in the - inspectors of election is prima facie evidence of the facts stated therein.



ARTICLE III
DIRECTORS


Section 1. Powers.

Subject to the General Corporation Law and any limitations in the articles of incorporation of this corporation relating to action requiring approval by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.



Section 2. Number and Qualification of
           Directors.


The number of directors of this corporation shall be not less than four (4) nor more than seven (7), the exact number within this range to be fixed by resolution of the Board of Directors. Each director shall be at least IS years of age. After the issuance of shares this number may be changed only by an amendment to the articles of incorporation or the bylaws approved by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. if the number of directors is or becomes five (5) or more, an amendment of the articles of incorporation or by bylaws reducing the fixed number of directors to less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.


Section 3. Election and Term of Office.


The directors shall be elected at each annual meeting of shareholders to be held on a date and at a time or in the manner provided for by the bylaws, by a plurality of the votes cast at the election. If any such annual meeting is not held or the directors are not elected at any annual meeting, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to till a vacancy, shall hold office until the expiration of the term for which


C10014:2                                13
elected and until his successor has been elected and qualified. At least one-fourth in number of the directors shall be elected annually.



Section 4. Resignation and Removal of Directors.


Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. if the resignation is effective at a future time a successor may be elected to take office when the resignation becomes effective. The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote provided that no director may be removed (unless the entire board is removed) when the votes cast against removal (or, if such action is taken by written consent, the shares held by persons not consenting in writing to such removal) would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.




Section 5. Vacancies.

A vacancy or vacancies on the board of directors shall exist on the death, resignation or removal of any director, or if the board declares vacant the office of a director if he is declared of unsound mind by an order of court or is convicted of a felony, or if the authorized number of directors is increased or if the shareholders fail to elect the full authorized number of directors to be voted for at any shareholders' meeting at which an election Of directors is held. vacancies on the board of directors (except vacancies created by the removal of a director) may be filled by a majority of the directors then in office, or by a sole remaining director., The shareholders may elect a director at any time to fill any vacancy not filled by the directors or which occurs by reason of the removal of a director. If the resignation of a director states that it is to be effective at a future tine, a successor may be







C10014:2                               14
elected to take office when the resignation becomes effective.



Section 6. Place of Meetings.

Regular and special meetings of the board of directors may be held at any place within or without the State of Nevada which has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, designated by resolution or by written consent of all of the members of the board of directors. If the place of a regular or special meeting is not designated in the notice or fixed by a resolution of the board or consented to in writing by all members of the board of directors, it shall be held at the corporation's principal executive office.




Section 7. Regular Meetings.

Immediately following each annual shareholders' meeting the board of directors shall hold a regular meeting to elect officers and transact other business. Such meeting shall be held at the same place as the annual shareholders, meeting or such other place as shall be fixed by the board of directors. Other regular meetings of the board of directors shall be held at such times and places as are fixed by the board, Call and notice of regular meetings of the board of directors shall not be required and is hereby dispensed with.



Section 8. Special Meetings.


Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) directors. Notice of the time and place of special meetings shall be delivered personally to each director or by telephone or telegraph or sent to the director by mail. . in case notice is given by mail or telegram, it shall 'be sent, charges prepaid, addressed to the director at his address appearing on the corporate records, or if it is not on these records or is not readily ascertainable, at the place where the meetings of directors are regularly held. if notice is delivered personally or given by telephone or telegraph, it shall be given or delivered to the telegraph office at least forty-eight (48) hours before the meeting. If notice is mailed, it shall be deposited in the United States mail at least four (4) days before the meeting. Such mailing, telegraphing or delivery, personally or by telephone, as provided in this section, shall be due, legal and personal notice to such director.



C10014:2                                15

A notice need not specify the purpose of any regular or special meeting of the board of directors.




Section 9. Quorum.


A majority of the authorized number of directors shall constitute a quorum of the board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the board of directors, subject to the provisions of the General Corporation Law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.



Section 10.  Waiver of Notice or Consent,


The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice, or a consent to holding the meeting, or an approval of the minutes of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors. Notice of a meeting need not be given to any director who attends the meeting without protesting, prior to or at its commencement, the lack of notice to such director.


Section 11.  Adjournment.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of the adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 12.  Meetings by Conference Telephone.

Members of the board of directors may participate in a meeting through use of conference telephone or similar


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


communications equipment, so long as all members participating in such meeting can hear one another. Participation by directors in a meeting in the. manner provided in this section constitutes presence in person at such meeting.


Section 13.  Action Without a Meeting.

Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.


Section 14.  Fees and Compensation.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board.


Section 15.  Committees.

The  board  of  directors  may,  by  resolution  adopted  by a  majority  of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any 'absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. The board may delegate to any such committee, to the extent provided in such resolution, any of the board's powers and authority in the management of the corporation's business and affairs except with respect to:

(a) The Approval of any action for which the General Corporation Law or the articles of incorporation of this corporation also requires shareholders' approval or approval of the outstanding shares;

(b) The filling of vacancies on the board of directors or any committee;

(c) The fixing of compensation of directors for serving an the board or on any Committee;

(d) The amendment or repeal of bylaws or the adoption of new bylaws;





C10014:2                                17

(e) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;


(f) A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board; and


(g) The appointment of other committees of the board or the members thereof.


The board may prescribe appropriate rules, not inconsistent with these bylaws, by which proceedings of any such committee shall be conducted. The provisions of these bylaws relating to the calling of meetings of the board, notice of meetings of the board and waiver of such notice, adjournments of meetings of the board, written consents to board meetings and approval of minutes, action by the board by consent in writing without a meeting, the place of holding such meetings, meetings by conference telephone or similar communications equipment, the quorum for such meetings, the vote required at such meetings and the withdrawal of directors after commencement of a meeting shall apply to committees of the board and action by such committees. In addition, any member of the committee designated by the board as the chairman or as secretary of the committee or any two (2) members of a committee may call meetings of the committee. Regular meetings of any committee may be held without notice if the time and place of such meetings are fixed by the board of directors or the committee.



Section 16.  Indemnification of Agents.


The board of directors may authorize this corporation to indemnify an' agent, as herein defined, to the fullest extent permitted under law, including but not limited to the General Corporation Law.

For the purposes of this section, "agent" means any person who is or was a director, officer, employee or other agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation.








C10014:2                                18

ARTICLE IV


OFFICERS

Section 1. Officers.


The officers of the corporation shall be a chairman of the board or a president, or both, a secretary, a treasurer and a, resident agent. The corporation may also have, at the discretion of the board of directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of section 3 of this Article IV, Any person may hold two or more offices.


Section 2. Elections.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen no less frequently than as annual meetings of shareholders shall be hold, by the board of directors, and each such officer shall serve at the pleasure of the board of directors until the regular meeting of the board of directors following the annual meeting of shareholders and until his successor is elected and qualified.


Section 3. Other Officers.

The board of directors may appoint, and may empower the chairman of the board or the president or both of them to appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.


Section 4. Removal and Resignation.

Any officer may be removed with or without cause either by the board of directors or, except for an officer chosen by the board, by any officer upon whom the power of removal may be conferred by the board (subject, in each case, to the rights, if any, of an officer under any contract of employment). Any officer may resign at any time upon written notice to the corporation (without prejudice however, to the rights, if any, of the corporation under any contract to which the officer is a party). Any such resignation shall take effect upon receipt of such notice or at





C10014:2                                19
any later time specified therein. if the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. Unless a resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective.



Section 5. Vacancies.


A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.



Section 6. Chairman of the Board.


The board of directors may, in its discretion, elect a chairman of the board, who, unless otherwise determined by the board of directors, shall preside at all meetings of the board of directors at which he is present and shall exercise and perform any other powers and duties assigned to him by the board or prescribed by the bylaws. The chairman of the board shall be the corporation's chief executive officer and shall, subject to the control of the board of directors, have general supervision, direction and control of the business, affairs and officers of the corporation. If the office of president is vacant, the chairman of the board shall be the general manager and chief operating officer of the corporation and shall exercise the duties of the president as set forth in
Section 7. lie shall preside as chairman at all meetings of the shareholders unless otherwise determined by the board of directors.



Section 7. President.


Subject to any supervisory powers, if any, that may be given by the board of directors or the bylaws to the chairman of the board, if there be such an officer, the president shall be the corporation's general manager and chief operating officer. Unless otherwise determined by the board of directors, and in the absence of the chairman of the board, or if there be none, he shall preside as chairman at all meetings of the board of directors and of the shareholders. He shall have the general powers and duties of management and shall have any other powers and duties that are prescribed by the board of directors or the bylaws; and shall be primarily responsible for carrying out all orders and resolutions of the board of directors.



C10014:2                                20

Section 8. Vice Presidents.


In the absence or disability of the chief operating officer, the vice presidents in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, or if there has been no such designation, the vice president designated by the chief executive officer, shall perform all the duties of the chief operating officer, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the chief operating officer. Each vice president shall have any of the powers and perform any other duties that from time to time may be prescribed for him by the board of directors or the bylaws or the chief executive officer.





Section 9. Secretary.


The secretary shall keep or cause to be kept a book of minutes of all meetings and actions by written consent of all directors, shareholders and committees of the board of directors. The minutes of each meeting shall state the time and place that it was held and such other information as shall be necessary to determine whether the meeting was held in accordance with law and these bylaws and the actions taken thereat. The secretary shall keep or cause to be kept at the corporation's principal executive office, or at the office of its transfer agent or registrar, a record of the shareholders of the corporation, giving the names and addresses of all shareholders and the number and class of shares held by each. The secretary shall give, or cause to be given, notice of all meetings of shareholders, directors and committees required to be given under these bylaws or by law, shall keep or cause the keeping of the corporate seal in safe custody and shall have any other powers and perform any other duties that are prescribed by the board of directors or the bylaws or the chief executive officer. If the secretary refuses or fails to give notice of any meeting lawfully called, any other officer of the corporation may give notice of such meeting. The assistant secretary, or if there be more than one, any assistant secretary, may perform any or all of the duties and exercise any or all of the powers of the secretary unless prohibited from doing so by the board of directors, the chief executive officer or the secretary, and shall have such other powers and perform any other duties as are prescribed for him by the board of directors or the chief executive officer.








C10014:4                                21

Section 10.  Treasurer.


The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account. He shall cause all money and other valuables in the name and to the credit of the corporation to be deposited at the depositories designated by the board of directors or any person authorized by the board of directors to designate such depositories. He shall render to the chief executive officer and board of directors when requested by either of them, an account of all his transactions as treasurer and of the financial condition of the corporation; and shall have any other powers and perform any other duties that are prescribed by the board of directors or the bylaws or the chief executive officer. The assistant treasurer, or if there be more than one, any assistant treasurer, may perform any or all of the duties and exercise any or all of the powers of the treasurer unless prohibited from doing so by the board of directors, the chief executive officer or the treasurer, and shall have such other powers and perform any other duties as are prescribed for him by the board of directors, the chief executive officer or the treasurer.




ARTICLE V


MISCELLMEOUS




Section 1. Record Date.


The board of directors may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting of shareholders or to vote or entitled to receive payment of any dividend or distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at any such meeting, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation or bylaws.




C10014:2                                22

Section 2. Inspection of Corporate Records.


Any person who had been a stockholder of record of the corporation and owns not less than 15 percent of all of the issued and outstanding shares of the stock of such corporation or bag been authorized in writing by the holders of at least 15 percent of all its issued and outstanding shares, upon at least 5 days' written demand, is entitled to inspect in person or by agent or attorney, during normal business hours, the books of account and all financial records of such corporation, to make extracts therefrom, and to conduct an audit of such records. Holders of voting trust certificates representing 15 percent of the issued and outstanding shares of the corporation shall be regarded as stockholders for the purpose of this subsection.


All costs of making extracts of records or conducting an audit shall be borne by the person exercising his rights under this section.


The rights authorized by this section may be denied to any stockholder upon his refusal to furnish the corporation an affidavit that such inspection, extracts or audit is not desired for any purpose not related to his interest in the corporation as a stockholder.


The provisions of this section do not apply to any corporation listed and traded on any recognized stock exchange nor shall it apply to-any corporation that furnishes to its stockholders a detailed, annual financial statement.


Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of this corporation and any subsidiary of this corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.


Section 3. Checks, Drafts, etc.


All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors. The board of directors may authorize one or more officers of the corporation to designate the person or persons authorized to sign such documents and the manner in which such documents shall be signed.





C10014:2                                23

Section 4. Annual and Other Reports.


(a) If no annual report for the last fiscal year has been sent to the shareholders, the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request within thirty (30) days thereafter the annual report for the last year. A shareholder or shareholders holding at least five percent (St) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three (3) month, six (a) month or nine (9) month period Of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance shoot of the corporation as of the and of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, then the annual report for the last fiscal year., The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter, A copy of such statements shall be kept an file in the principal executive office of the corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.



(b) The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.



(c) Unless otherwise determined by the board of directors or the chief executive officer, the treasurer and any assistant treasurer are each authorized officers of the corporation to execute the certificate that the annual report and quarterly 4income statements and balance sheets referred to in this section were prepared without audit from the books and records of the corporation.



Any report sent to the shareholders shall be given personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at the address of such shareholder appearing on the books of the corporation or given by such shareholder to the corporation for the purpose of notice or set forth in the written request of the shareholder as provided in this section, if any report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation





C10014;2                                24
is returned to the corporation by the United states Postal Service marked to indicate that the United States Postal Service is unable to deliver the report to the shareholder at such address, all future reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the report to all other shareholders. If no address appears on the books of the corporation or is given by the shareholder to the corporation for the purpose of notice or is set forth in the written request of the shareholder as provided in this section, such report shall be deemed to have been given to such shareholder if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is located, or if published at least once in a newspaper of general circulation in the county in which the principal executive office is located. Any such report shall, be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such report in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of the corporation shall be prima facie evidence by the giving of the report.



Section 5. Contracts, etc., How Executed.


The board of directors, except as the bylaws or articles of incorporation otherwise provide, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.



Section 6. Certificate for Shares.


(a) Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same affect as if such




C10014:2                                25
person were such officer, transfer agent or registrar at the date of issue.


(b) Any such certificate shall also contain such legend or other statement as may be required by Section 78.195 of the General Corporation Law or any agreement between the corporation and the issue thereof, and may contain such legend or other statement as may be required by any other applicable law or regulation or agreement.


(c) Certificates for shares may be issued prior, to full payment thereof, under such restrictions and for such purposes, as the board of directors or the bylaws may provide, provided, however, that any such certificates so issued prior to full payment shall state the total amount of the consideration to be paid therefor and the amount paid thereon.


(d) No new certificate for shares shall be issued in place of any certificate theretofore issued unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if the certificate theretofore issued is alleged to have been lost, stolen or destroyed. In case of any such allegedly lost, stolen or destroyed certificate, the corporation may require the owner thereof or the legal representative of such owner to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuances of such new certificate.



Section 7.    Representation of Shares of other
              Corporations.



Unless the board of directors shall otherwise determine, the chairman of the board, the president, any vice president and the secretary of this corporation are each authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to such officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney or other document du2y executed by any such officer.





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





Section 8. Inspection of Bylaws.


The corporation shall keep in its principal executive office in Nevada, or if its principal executive office is not in Nevada, at its principal business office in Nevada, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the corporation has no office in Nevada, it shall upon the written request of any shareholder, furnish him a copy of the bylaws as amended to date.


Section 9. Seal.

The corporation shall have a common seal.

Section 10.  Construction and Definitions.

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "Person" includes a corporation as well as a natural person.


ARTICLE VI

AMENDMENTS


Section 1. Power of Shareholders.

New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding sharqs entitled to vote or by the written assent of shareholders entitled to vote such shares, except as otherwise provided by law or by the articles of incorporation of this corporation.


Section 2. Power of Directors.

Subject to the right of shareholders as provided in Section I of this Article VI to adopt, amend or repeal bylaws, bylaws other than a bylaw or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the board of directors.





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